Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-50539, 333-50543, 333-94563, 333-60302, 333-68212, 333-142620, 333-142623, and 333-144470 on Form S-8 and Registration Statement Nos. 333-98144 and 333-123428 on Form S-3 of our report dated February 27, 2008, relating to the financial statements and financial statement schedule of Kforce Inc. and subsidiaries (“Kforce”), and the effectiveness of Kforce’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Kforce for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

Tampa, FL
February 27, 2008

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